        Exhibit 99.1
Porch Group Announces Reciprocal Exchange Regulatory Approval, A Key Milestone
SEATTLE, October 28, 2024 (BUSINESS WIRE) – Porch Group, Inc. (“Porch” or “the Company”) (NASDAQ: PRCH), a homeowners insurance and vertical software platform, today announced the Texas Department of Insurance (“TDI”) has approved its application to form and license Porch Insurance Reciprocal Exchange, a new homeowners insurance reciprocal exchange (“the Reciprocal” or “PIRE”).

Forming PIRE is a key step in Porch's strategy to increase profitability and stabilize earnings in its go-forward Insurance reporting segment by reducing direct exposure to claims and weather risks. A reciprocal insurer is owned by its policyholders, much like how Farmers Insurance and Erie Insurance operate. Porch will be the operator (also known as the attorney-in-fact) managing PIRE’s operations.

The terms and structure of the transaction approved by the TDI provide for an exciting and sustainable opportunity ahead for Porch shareholders. After the TDI completes customary administrative closing procedures, Porch will contribute $10 million cash in exchange for a surplus note to capitalize PIRE. On or around January 1, 2025, Porch will sell Homeowners of America Insurance Company (“HOAIC”) to PIRE, including all its policies, premium, assets, and liabilities. In exchange, Porch will receive an incremental surplus note 1 equal to HOAIC’s end-of-year surplus less Porch’s existing $49 million surplus note which will be assigned to PIRE and continue forward. Ongoing, as the operator, Porch will earn commissions and fees that blend to a take rate of approximately 20% of Gross Written Premium and PIRE will manage to appropriate risk based capital and surplus. HOAIC is expected to maintain its “A” financial stability rating from Demotech.

Porch does not expect PIRE’s approval to impact its 2024 financials. Further details will be shared at the Q3 2024 earnings announcement on November 7, 2024 and at an investor day in early December 2024.

“I would like to thank the TDI for their partnership throughout this process and to the Porch team for consistently living our values as we worked toward this moment. It has taken great effort, and we are pleased to have achieved this key milestone on our journey to become ‘A New Kind of Homeowners Insurance Company.’ This is an important step for us to protect the homes of more homeowners in Texas and around the country where we plan to continue to be a great partner for both policyholders and insurance agents alike. With this change, Porch will be a simpler and more predictable business over time that has higher margins and growth potential. We believe this transaction and go-forward operation will create significant value for shareholders. We are looking forward to sharing more about our 2024 results, forward-looking financials, and details into our plans soon.” Matt Ehrlichman, Chief Executive Officer.

Porch Group was advised by Eversheds Sutherland LLP and Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C

1.A surplus note is a subordinated financial instrument that pays an interest-bearing coupon with excess surplus generated by the Reciprocal.

About Porch Group
Porch Group, Inc., ("Porch") is a homeowners insurance and vertical software platform. Porch's strategy to win in homeowners insurance is to leverage unique data for advantaged underwriting, provide the best services for homebuyers, and protect the whole home. The long-term competitive moats that create this differentiation come from Porch's leadership in home services software-as-a-service and its deep relationships with approximately 30 thousand companies that are key to the home-buying transaction, such as home inspectors, mortgage, and title companies.

To learn more about Porch, visit ir.porchgroup.com.

Forward-Looking Statements
Certain statements in this release may be considered forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believe,” “estimate,” “expect,” “project,” “forecast,” “may,” “will,” “should,” “seek,” “plan,” “scheduled,” “anticipate,” “intend,” or similar expressions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof, and include statements relating to our strategic initiatives, ability to increase profitability and stabilize earnings in Porch’s Insurance segment, reducing direct exposure to claims and weather risks and PIRE’s role in such reduction, completion of the TDI’s customary administrative closing procedures, contribution of cash to PIRE, timing and whether Porch will sell HOAIC, any consideration to be received by Porch for such sale, Porch’s operation of PIRE and any fees to be received for such operation, and whether 2024 financials will be impacted by PIRE . Unless specifically indicated otherwise, the forward-looking statements in this press release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. You should understand that the following important factors, among others, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

(1) expansion plans and opportunities, and managing growth, to build a consumer brand;
(2) the incidence, frequency, and severity of weather events, extensive wildfires, and other catastrophes;
(3) economic conditions, especially those affecting the housing, insurance, and financial markets;
(4) expectations regarding revenue, cost of revenue, operating expenses, and the ability to achieve and maintain future profitability;
(5) existing and developing federal and state laws and regulations, including with respect to insurance, warranty, privacy, information security, data protection, and taxation, and management’s interpretation of and compliance with such laws and regulations;
(6) our reinsurance program, which includes the use of a captive reinsurer, the success of which is dependent on a number of factors outside management’s control, along with reliance on reinsurance to protect against loss;
(7) the possibility that a decline in our share price would result in a negative impact to our insurance carrier subsidiary’s, Homeowners of America Insurance Company (“HOA”), surplus position and may require further financial support to enable HOA to meet applicable regulatory requirements and maintain financial stability rating;
(8) the uncertainty and significance of the known and unknown effects on our insurance carrier subsidiary, Homeowners of America Insurance Company (“HOA”), and us due to the termination of a reinsurance contract following of fraud committed by Vesttoo Ltd. (“Vesttoo”), including, but not limited to, the outcome of Vesttoo’s Chapter 11 bankruptcy proceedings; our ability to successfully pursue claims arising out of the fraud, the costs associated with pursuing the claims, and the timeframe associated with any recoveries; HOA's ability to obtain and maintain adequate reinsurance coverage against excess losses; HOA’s ability to stay out of regulatory supervision and maintain its financial stability rating; and HOA’s ability to maintain a healthy surplus
(9) uncertainties related to regulatory approval of insurance rates, policy forms, insurance products, license applications, acquisitions of businesses, or strategic initiatives, including the reciprocal restructuring, and other matters within the purview of insurance regulators (including the discount associated with the shares contributed to HOA);
(10) the ability of the Company and its affiliates to consummate the launch of the reciprocal exchange, including sale of HOA to the reciprocal exchange, and to commence operations;
(11) our ability to successfully operate its businesses alongside a reciprocal exchange;

(12) our ability to implement our plans, forecasts and other expectations with respect to the reciprocal exchange business after the completion of the formation and to realize expected synergies and/or convert policyholders from its existing insurance carrier business into policyholders of the reciprocal exchange;
(13) potential business disruption following the formation of the reciprocal exchange;
(14) reliance on strategic, proprietary relationships to provide us with access to personal data and product information, and the ability to use such data and information to increase transaction volume and attract and retain customers;
(15) the ability to develop new, or enhance existing, products, services, and features and bring them to market in a timely manner;
(16) changes in capital requirements, and the ability to access capital when needed to provide statutory surplus;
(17) our ability to timely repay our outstanding indebtedness;
(18) the increased costs and initiatives required to address new legal and regulatory requirements arising from developments related to cybersecurity, privacy, and data governance and the increased costs and initiatives to protect against data breaches, cyber-attacks, virus or malware attacks, or other infiltrations or incidents affecting system integrity, availability, and performance;
(19) retaining and attracting skilled and experienced employees;
(20) costs related to being a public company; and
(21) other risks and uncertainties discussed in Part II, Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as those discussed in Part II, Item 1A, “Risk Factors,” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and in subsequent reports filed with the Securities and Exchange Commission (“SEC”), all of which are available on the SEC’s website at www.sec.gov.

We caution you that the foregoing list may not contain all the risks to forward-looking statements made in this release.

You should not rely upon on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described above and elsewhere in this release. We disclaim any obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Investor Relations Contact:
Lois Perkins, Head of Investor Relations
Porch Group, Inc.
Loisperkins@porch.com